Exhibit 23.7



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 9, 1999 on Central File, Inc.'s financial statements as of December 31, 1998, and for the year then ended, included in Iron Mountain Incorporated's, a Delaware corporation, Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.




                                                   /s/ FERNANDEZ & BRAVO


San Juan, Puerto Rico
January 17, 2001